As filed with the Securities and Exchange Commission on October 14, 2005
Registration No. 333-81844

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Valero Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-1828067 (I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas 78249 (Address of Principal Executive Offices)	78249 (Zip Code)
Valero Energy Corporation 2001 Executive Stock Incentive Plan
(Full title of plan)

Jay D. Browning, Esq.
Vice President - Corporate Law and Secretary
One Valero Way
San Antonio, Texas 78249
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (210) 345-2000

EXPLANATORY NOTE
     Valero Energy Corporation (the “Registrant” or “Valero”) filed a Registration Statement on Form S-8 on January 31, 2002 (Registration No. 333-81844) to register 6,000,000 shares (as adjusted to reflect a two-for-one split of Valero’s stock on October 7, 2004) of Valero’s common stock, par value $0.01 per share (“Common Stock”) for issuance pursuant to the Valero Energy Corporation 2001 Executive Stock Incentive Plan (the “Plan”).
     Of the 6,000,000 shares of Common Stock registered in connection with the Plan, 1,730,000 shares of Common Stock (the “Unissued Shares”) have not been issued. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Valero is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the Valero Energy Corporation 2005 Omnibus Stock Incentive Plan (the “Plan”).
     In accordance with Rule 457(p) promulgated under the Securities Act of 1933 and Securities and Exchange Commission Release No. 33-7943, this Post-Effective Amendment No. 1 is hereby filed to deregister 1,730,000 shares of Common Stock in connection with the offset of the registration fees paid for the Unissued Shares from the Registration Statement on Form S-8 previously filed for the Plan to the Registration Statement on Form S-8 for the Omnibus Plan that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on October 14, 2005.

VALERO ENERGY CORPORATION
By:	/s/ Michael S. Ciskowski
Michael S. Ciskowski
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on October 14, 2005.

Signature	Title

* William E. Greehey	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Ciskowski Michael S. Ciskowski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* E. Glenn Biggs	Director

* W. E. Bradford	Director

* Ronald K. Calgaard	Director

* Jerry D. Choate	Director

* Ruben M. Escobedo	Director

* Bob Marbut	Director

Donald L. Nickles	Director

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Signature	Title

Robert A. Profusek	Director

* Susan Kaufman Purcell	Director

By:	/s/ Jay D. Browning

Jay D. Browning
Attorney-In-Fact

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EXHIBIT INDEX

Exhibit
Number	Description

24.1	Powers of Attorney (contained in the Form S-8 previously filed on January 31, 2002).

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